Exhibit 99.1

Wayfair Prices Offering of $400 Million Senior Secured Notes

BOSTON, May 13, 2026 – Wayfair Inc. (NYSE: W) (the “Company,” “we” or “Wayfair”) today announced the pricing by its subsidiary, Wayfair LLC (the “Issuer”), of its private offering of $400 million in aggregate principal amount of 7.125% senior secured notes due 2034 (the “Notes”). The Notes will mature on May 31, 2034, unless earlier repurchased or redeemed in accordance with their terms. The Notes offering is expected to close on May 18, 2026, subject to customary closing conditions.

We intend to use the net proceeds from the Notes offering to repay a portion of our existing indebtedness and for other general corporate purposes. No assurance can be given as to how much, if any, of our existing indebtedness will be repaid with the net proceeds from this offering, the terms on which it will be repaid (if repaid or repurchased before maturity) or the timing of any such repayment.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Wayfair and certain Wayfair domestic subsidiaries that guarantee the Issuer’s senior secured revolving credit facility and existing senior secured notes. The Notes and related guarantees will be secured on a first-priority basis by liens on the same assets that secure the Issuer’s senior secured revolving credit facility and existing senior secured notes.

The Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any securities. Any offer of the Notes and related guarantees is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

About Wayfair

Wayfair is the destination for all things home, and we make it easy to create a home that is just right for you. Whether you’re looking for that perfect piece or redesigning your entire space, Wayfair offers quality finds for every style and budget, and a seamless experience from inspiration to installation.

The Wayfair family of brands includes:

•	Wayfair: Every style. Every home.

•	AllModern: Modern made simple.

•	Birch Lane: Classic style for joyful living.

•	Joss & Main: The ultimate style edit for home.

•	Perigold: The destination for luxury home.

•	Wayfair Professional: A one-stop Pro shop.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the terms of the Notes; the anticipated use of the net proceeds from the offering of the Notes; and the expected closing of the Notes offering. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including economic instability, changes in laws and regulations and other governmental actions or policies, including those related to taxes and new or increased tariffs, and the uncertainty surrounding potential changes in such laws and regulations or other potential governmental actions or policies; export controls, sustained higher interest rates and inflation, slower growth or the potential for recession, disruptions in the global supply chain and other conditions affecting the retail environment for products we sell, geopolitical disturbances and conflicts, or threats of such actions and related uncertainty, which could exacerbate other risks such as shipment disruptions or fuel shortages, and other matters that influence consumer spending and preferences, as well as our ability to plan for and respond to the impact of these conditions; risks relating to our liability and dilution management exercises; our ability to manage the impacts of our restructurings and workforce reductions; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue per active customer; our ability to curate, market, grow and maintain strong brands; and our ability to expand our business and compete successfully, including risks relating to achieving the anticipated benefits of investments in our technology and systems, including generative artificial intelligence. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Media Relations Contact:

Tara Lambropoulos

PR@Wayfair.com

Investor Relations Contact:

Ryan Barney

IR@wayfair.com